Exhibit 10.11

MALIBU BOATS, LLC

SECOND AMENDMENT TO MANAGEMENT AGREEMENT

This SECOND AMENDMENT TO MANAGEMENT AGREEMENT (this “Second Amendment”) is effective as of July 11, 2012 (the “Effective Date”), and entered into by and between Malibu Boats,’ LLC, a Delaware limited liability company (the “Company”), and Malibu Boats Investor, LLC, a Delaware limited liability company (formerly known as Malibu Investor, LLC) (“Parent”), and is made with reference to the Management Agreement dated as of August 7, 2006, by and between the Company and Parent (the “Management Agreement”), as previously amended by that certain First Amendment and Waiver to Management Agreement dated effective as of September 29, 2009 (the “First Amendment”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Management Agreement.

RECITALS

WHEREAS, Parent has provided and will continue to provide certain management and advisory services to the Company under the Management Agreement and the Company has benefited and will benefit therefrom.

WHEREAS, (i) at the time the parties entered into the First Amendment, the Company was in default under its Credit Agreement dated as of August 7, 2006, as amended (the “Credit Agreement”), (ii) to remedy that default it was necessary for the Company to secure an amendment to the Credit Agreement from the lenders thereunder, (iii) as a condition to agreeing to and entering into such amendment, the lenders required the Company to agree to the First Amendment, and (iv) the First Amendment was entered into solely to secure the lenders’ agreement to amend the Credit Agreement, for the sole benefit of the lenders, and for no other purpose or intended beneficiary.

WHEREAS, the Company and Parent desire to, effective immediately, reinstate the Management Fee as originally contemplated by the Management Agreement, and, effective as of January 1, 2013, increase the amount of the Management Fee from $500,000 per year to $750,000 per year.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereto agree as follows:

Section 1.	Amendments To Management Agreement.

A. Amendment to Section 2: Payments of Fees and Expenses. Section 2 of the Management Agreement is hereby amended by the following:

(i)	clause (c) is relettered as clause (d); and

(ii)	the following is added as clause (c):

“a management fee (the “Management Fee”) in the amount of (i) US$1,831,250 with respect to the period July 1, 2008 through June 30, 2012, payable by the Company in a single payment on July 12, 2012, (ii) US$250,000 with respect to the period July 1, 2012 through December 31, 2012, payable by the Company in a single payment of $250,000 on July 12, 2012 and (iii) US$750,000 per annum from January 1, 2013 through the remainder of the Term, payable by the Company in advance on the first business day of each calendar year, in exchange for the services provided to the Company by Parent pursuant to Section 1 of this Agreement; provided that, to the extent that an event of default or restriction under any credit agreement entered into by the Company or any agreement entered into by the Company as a condition to obtaining a lender consent under any such credit agreement causes the Company to be prohibited from paying any amounts owed under this Section 2(c), the Company will use reasonable efforts to cure such event of default, obtain bank waivers and take other reasonable steps as may be necessary to cause its ability to make such payments to be reinstated, whereupon the Company will promptly pay to Parent all such amounts to the extent not paid in accordance with the preceding provisions of this Section 2(c), together with interest at the rate of 8% per annum, compounding quarterly in each case from the date on which any such amount would have been payable (absent the deferral arrangement established in this proviso) through the date such amount is actually paid. The amount of the Management Fee shall not be increased without the prior written consent of HH.”

B. Amendment to Section 3: Term and Termination. Section 3(c) of the Management Agreement is hereby amended by the following:

(i)	clause (ii) is renumbered as clause (iii); and

(ii)	the following is added as clause (ii):

“any and all accrued and unpaid obligations of the Company owed under Section 2 above”

Section 2.	Miscellaneous.

A. All other terms of the Management Agreement, as previously amended by the First Amendment, hereby remain in full force and effect except as specifically modified by this Second Amendment.

B. Section and subsection headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose or be given any substantive effect.

C. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

D. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Company:

MALIBU BOATS, LLC

By:	/s/ Paras Mehta
Name:	Paras Mehta
Title:	Secretary

Parent:

MALIBU BOATS INVESTOR, LLC

By:	/s/ Michael Hooks
Name:	Michael Hooks
Title:	Authorized Officer